Exhibit 1.1

PURCHASE AGREEMENT

November 2, 2020

BofA Securities, Inc.
     As Representative of the Initial Purchasers

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Molina Healthcare, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to BofA Securities, Inc.  (“BofAS”) and the other several Initial Purchasers named in Schedule A attached hereto (collectively, the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $650,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2030 (the “Notes”). The Notes will be issued pursuant to an indenture, to be dated as of Closing Date (as defined below) (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). BofAS has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Company intends to use the net proceeds from the issuance and sale of the Notes to redeem the entire $330 million outstanding principal amount of 4.875% senior notes due 2025 and to pay related fees and expenses.  The Company intends to use the remaining net proceeds of this offering for general corporate purposes, which may include repayment of indebtedness, share repurchases, funding for acquisitions, capital expenditures, additions to working capital and capital contributions to the Issuer’s health plan subsidiaries to meet statutory requirements in new or existing states.  The issuance and sale of the Notes and the use of the net proceeds from the issuance and sale of the Notes as more fully described in the Pricing Disclosure Package (as defined below) and the Final Offering Memorandum (as defined below) and the payment of transaction costs are referred to herein, collectively, as the “Transactions.” This Purchase Agreement (this “Agreement”), the Notes and the Indenture are referred to herein as the “Transaction Documents.”

The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors who acquire the Notes shall be deemed to have agreed that the Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)). The Company agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package.

In connection with the sale of the Notes, the Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated November 2, 2020 (the “Preliminary Offering Memorandum”). Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Company has prepared and delivered to each Initial Purchaser a Pricing Supplement, dated November 2, 2020 (the “Pricing Supplement”), describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. A copy of the Pricing Supplement is attached hereto as Schedule B-1.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale that are deemed to be incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.  Purchase, Sale and Delivery of the Notes.

(a)            The Company agrees to issue and sell to the several Initial Purchasers, all of the Notes, and subject to the conditions set forth herein and on the basis of the representations, warranties, terms and agreements herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of the Notes set forth opposite their names on Schedule A, at a purchase price of 98.75% of the principal amount thereof payable on the Closing Date.

(b)            One or more certificates for the Notes in definitive form to be purchased by the Initial Purchasers shall be delivered to, and payment therefor shall be made at, the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and BofAS) at 9:00 a.m. New York City time, on November 17, 2020, or such other time and date as BofAS shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which BofAS may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 15 hereof.

(c)            The Company shall deliver, or cause to be delivered, to BofAS for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as BofAS may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)            Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)       it will solicit offers for the Notes only (a) from, and will offer such Notes only to, persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)      it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii)     it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

SECTION 2.  Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 2 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)            The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(b) hereof, as applicable) as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be, it being understood and agreed that such information furnished by or on behalf of any Initial Purchaser consists only of the information described as such in Section 7(b) hereof.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pricing Disclosure Package and the Final Offering Memorandum.

(b)            No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 1(d) hereof and compliance by the Initial Purchasers with the procedures set forth in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(c)            Eligibility for Resale Under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)            No Integration of Offerings. None of the Company, its affiliates (as defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act.

(e)            No General Solicitation. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act other than by means of a Permitted General Solicitation (as defined below). With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied with and will comply with the offering restrictions set forth in Regulation S.

(f)            Company Additional Written Communications; Permitted General Solicitations. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute (x) any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, other than any Permitted General Solicitation, in each case used in accordance with Section 3(b) hereof or (y) any general solicitation other than any such solicitation (i) listed on Schedule B-2 hereto or (ii) in accordance with Section 3(j) hereof (each such solicitation referred to in clause (y)(i) and (y)(ii), a “Permitted General Solicitation”). Each such communication or Permitted General Solicitation by the Company or its agents and representatives (other than the Initial Purchasers, in their capacity as such) pursuant to clause (x)(iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(g)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)            The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i)            The Indenture. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)            The Notes. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(k)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

(l)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated in the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) there has not been any change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto); and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(m)            Independent Accountants. Ernst & Young LLP, which has issued its opinion with respect to the audited financial statements (including the related notes thereto) incorporated by reference in the Offering Memorandum is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act.

(n)            Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information incorporated by reference in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)            Incorporation and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so duly organized, qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under each of the Transaction Documents to which it is a party (a “Material Adverse Effect”); other than the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company does not own or control, directly or indirectly, any corporation, association or other entity or 5% or more of the shares of capital stock or any other equity interest in any firm, partnership, joint venture, association or other entity.

(p)            Capitalization. As of September 30, 2020, on a consolidated basis, after giving effect to the Transactions, the Company would have an authorized and outstanding capitalization as set forth in the section of the Offering Memorandum entitled “Capitalization”; all of the outstanding shares of capital stock, including the common stock (the “Common Stock”), of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and are not subject to any pre-emptive or similar rights; except as described in the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or any other claim of any third party.

(q)            No Termination of Agreements. Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Offering Memorandum, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the knowledge of the Company, any other party to any such contract or agreement, except in each such case for any termination or non-renewal that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)            No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, to the knowledge of the Company no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority.

(s)            Solvency. The Company (on a consolidated basis together with its subsidiaries) is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(t)            Non-Contravention; No Authorizations or Approvals. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (including, without limitation, the Company’s $1,000 million revolving credit facility, 5.375% notes due 2022, 4.875% notes due 2025 and 4.375% notes due 2028) or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and delivery of the Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including the Transactions) have been duly authorized by all necessary corporate or limited liability company action and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (including, without limitation, the Company’s $1,000 million revolving credit facility, 5.375% notes due 2022, 4.875% notes due 2025 and 4.375% notes due 2028) or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance of the Transaction Documents by the Company, or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, other than as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada.

(u)            Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.

(v)            Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any claim of infringement of or conflict with any such Intellectual Property Rights of others.

(w)            All Necessary Permits, etc. The Company and each subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(x)            Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)            Tax Law Compliance. The Company and its subsidiaries have paid all U.S. federal, state, local and foreign taxes which are due and payable (except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided in accordance with GAAP) and filed all U.S. federal and material state, local and foreign tax returns required to be filed through the date hereof; and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except for any tax deficiencies that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa)            Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by companies of established repute engaged in the same or similar businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(bb)            No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(cc)            Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd)            Internal Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (including any corrective actions with regard to significant deficiencies and material weaknesses). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)            Disclosure Controls and Procedures. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies or material weaknesses, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Offering Memorandum; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(ff)            Margin Regulations. The issuance, sale and delivery of the Notes will not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(gg)            Environmental Laws. Except as otherwise disclosed in the Offering Memorandum, (i) the Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as otherwise disclosed in the Offering Memorandum, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. Except as otherwise disclosed in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)            ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code except for any noncompliance which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  In addition, (i) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (ii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has been no failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, and none is reasonably expected to occur; (iii) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(ii)            No Labor Disturbance. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(jj)            No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of any applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)            No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)            No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate thereof, is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person that is the target of Sanctions; (ii) to fund or facilitate any activities of or business in any country or territory that is the subject of comprehensive Sanctions; or (iii) in any other manner that will result in a violation by any person of Sanctions.

(mm)                          Forward-Looking Information. No “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)            Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)            USA Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(pp)            No Restrictive Agreements. Except as otherwise disclosed in the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)            Health Care Law Filings and Licensure. Except as set forth in or contemplated in the Offering Memorandum, all reports, documents, claims, notices or approvals required to be filed, obtained, maintained or furnished pursuant to any Health Care Law (as defined below) or as otherwise required by the Centers for Medicare & Medicaid Services, Medicare, any applicable state Medicaid, the Children’s Health Insurance Program or other state or commonwealth programs (each a “Government Program”), or applicable state or commonwealth departments of insurance, managed care, health and/or public health or any other governmental authority, have been so filed, obtained, maintained or furnished, and all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its subsidiaries which is licensed to conduct the business of health insurance or of a health maintenance organization is in current compliance with applicable deposit, reserve, risk based or other capital requirements imposed by each applicable state or commonwealth department of insurance or managed care. Additionally, the Company and each such subsidiary of the Company currently maintains all cash, marketable securities or other assets required to be retained by the Company or any of its subsidiaries pursuant to any applicable Health Care Laws, including any state or commonwealth statutory capital reserve requirements. None of the Company, its subsidiaries, nor, to the knowledge of the Company, any officer, director, employee or other agent of the Company or any of its subsidiaries, has engaged on behalf of the Company or such subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under a Government Program or from any third party (where applicable federal, state or commonwealth law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under a Government Program or from any third party (where applicable federal, state or commonwealth law prohibits such payments to third parties); (iii) knowingly and willfully failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under a Government Program or from any third party (where applicable federal, state or commonwealth law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Government Program or plan or any third party (where applicable federal, state or commonwealth law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by a Government Program or plan or any third party (where applicable federal, state or commonwealth law prohibits such payments to third parties).

(rr)            Government Programs and Health Care Laws. To the extent required in connection with their respective businesses, each of the Company and its subsidiaries is in compliance with each of its contracts and all other conditions of participation in a Government Program in the state(s) or commonwealth in which such entity operates, except where failure to be in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending, or, to the knowledge of the Company, threatened or contemplated action, audit or investigation which could reasonably be expected to result in a revocation, suspension, termination, restriction or non-renewal of any third-party payor participation agreement or the Company’s or any significant subsidiary’s participation in any Government Program; and the Company and each significant subsidiary has been in compliance with all applicable Health Care Laws, except as set forth in or contemplated in the Offering Memorandum and except to the extent that failure to be in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean all federal, state, commonwealth and local laws governing managed care organizations, health maintenance organizations, health insurance or other risk bearing entity, for the payment of health care services, including, without limitation: (i) Titles XVIII and XIX of the Social Security Act, governing the Medicare and Medicaid programs and regulations pertaining thereto, and all state and commonwealth laws and regulations governing the Medicaid programs; (ii) Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; (iii) the False Claims Act, 31 U.S.C. Sections 3729-3733; (iv) the Stark law, 42 U.S.C. § 1395nn; (v) the Federal Criminal False Claims Act, 18 U.S.C. § 287; (vi) the False Statements Relating to Health Care Matters statute, 18 U.S.C. § 1035; (vii) the Health Care Fraud statute, 18 U.S.C. § 1347; (viii) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, their implementing regulations at 45 C.F.R. Parts 160 and 164 and applicable state and commonwealth health care privacy and security laws; (ix) any fee-splitting statutes and corporate practice of medicine laws and regulations in the states and commonwealth in which the Company and each significant subsidiary operates a community clinic; (x) any and all other similar laws; and (xi) the regulations promulgated pursuant to each of (i) through (x), each as amended from time to time. The Company and each subsidiary have taken reasonable actions designed to ensure that they do not allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any subsidiary or any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any subsidiary who would be a person debarred, suspended or excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a- 7(b)(8) maintained by the Company or any significant subsidiary; and the Company and its significant subsidiaries, through their corporate and regulatory compliance program(s), have structured their respective business practices in a manner reasonably designed to comply with the federal, state and commonwealth laws regarding physician ownership of (or financial relationship with), the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and the Company reasonably believes that it is in material compliance with such laws. There are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Health Care Laws in which a governmental entity is also a party, other than such proceedings that could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Offering Memorandum, neither the Company, nor any of its subsidiaries, has any material outstanding overpayments or refunds due under the Government Program contracts.

(ss)            Business with Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(tt)            Regulation S. The Company and its Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(uu)            No Registration Rights. Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(vv)            IT Systems and Data.  Except as otherwise disclosed in the Offering Memorandum, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to have a Material Adverse Effect; (B) none of the Company and its subsidiaries has been notified of, and each of them has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that could reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as otherwise disclosed in the Offering Memorandum, (i) the Company and its subsidiaries are, and for the past three (3) years have been, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (“Data Protection Obligations”) except for any such noncompliance that could not reasonably be expected to have a Material Adverse Effect; (ii) to ensure compliance with the Data Protection Obligations, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”); (iii) neither the Company nor any of  its subsidiaries has received any notification of or complaint regarding and neither the Company nor any of its subsidiaries is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Protection Obligation other than any such noncompliance that could not reasonably be expected to have a Material Adverse Effect; (iv)  there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Protection Obligation that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (v) the execution, delivery and performance of this Agreement will not result in a breach of any Data Protection Obligation of the Company or any of its subsidiaries except for such breaches that could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, except where the failure to make such disclosures could not reasonably be expected to have a Material Adverse Effect, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Data Protection Obligations in any material respect.

Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

SECTION 3.  Covenants of the Company. The Company further covenants and agrees with each Initial Purchaser as follows:

(a)            Copies of the Offering Memorandum. The Company will furnish to the Initial Purchasers and to counsel for the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(b)            Final Offering Memorandum; Amendments and Supplements. The Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum in the form approved by the Representative. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement a reasonable period of time prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(c)            Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.

At any time prior to the Closing Date, if (i) any event occurs or condition exists as a result of which any of the Pricing Disclosure Package, as then amended or supplemented, could include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package, to comply with applicable law, the Company will immediately notify the Initial Purchasers thereof and will prepare and (subject to this Section 3) provide to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with applicable law.

Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, if any event occurs or condition exists as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company agrees to promptly prepare (subject to this Section 3) and provide at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Notes, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 7 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(d)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(e)            The Depositary. The Company will assist the Initial Purchasers and use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(f)            Additional Information. So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of the Notes and prospective purchasers of the Notes information satisfying the requirements of Rule 144A(d).

(g)            No Other Securities. During the period of 60 days following the date hereof, the Company will not, without the prior written consent of BofAS (which consent may be withheld at the sole discretion of BofAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company, except as contemplated by this Agreement, without BofAS’ prior written consent.

(h)            Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            No Integration. The Company agrees that it will not and will cause its Affiliates, directly or through any agent, not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the sale of the Notes pursuant hereto.

(j)            No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers (other than any Permitted General Solicitation) for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representative or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Notes within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Notes.

(k)            Legended Securities. Each certificate for Notes will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(l)            No Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(m)            Additional Issuer Information. Subject to Section 3(b) hereof, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Sections 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Sections 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of the Notes and prospective purchasers of the Notes information satisfying the requirements of Rule 144A(d).

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Comfort Letters. The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated in the Pricing Disclosure Package and Final Offering Memorandum; provided that the letter shall use a “cut-off date” within three days of the date of such letter and that their procedures shall extend to financial information in the Final Offering Memorandum not contained or incorporated in the Pricing Disclosure Package. References to the Final Offering Memorandum in this paragraph with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(b)            No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, no event or condition of a type described in Section 2(l) hereof shall have occurred or shall exist, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

(c)            No Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is used by the Commission in Section 15E under the Exchange Act.

(d)            Opinion of Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Boutin Jones Inc., counsel for the Company, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, the form of which is attached as Exhibit A hereto.

(e)            Opinion of Chief Legal Officer. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Jeffrey D. Barlow, the Company’s Chief Legal Officer and Secretary, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, the form of which is attached as Exhibit B hereto.

(f)            Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(g)            Officer’s Certificate. On the Closing Date, the Initial Purchasers shall have received a certificate, dated as of the Closing Date, executed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Sections 4(b) and 4(c) hereof, and further to the effect that: (i) the representations, warranties and covenants of the Company set forth in Section 2 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and (ii)  the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h)            Indenture and Notes. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(i)            Use of Proceeds.  On the Closing Date, the Company shall apply the proceeds from the offerings as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum.

(i)            Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably request.

If any condition specified in this Section 4 is not satisfied or waived by the Representative when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, subject to survival of the provisions referenced in Section 8 hereof.

SECTION 5.  Offer and Sale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Notes:

(a)            Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Other than offers pursuant to any Permitted General Solicitation, each such offer or sale of the Notes shall be made only to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)            Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7) AND (8) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, except as expressly set forth in Sections 7(b) and 7(d) hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company for any reason, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 6.  Payment of Expenses.

(a)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the preparation, issuance and delivery of the Notes, (ii) all costs and expenses related to the issuance and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) all fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and other advisors (if any) in connection with the issuance and sale of the Notes and the consummation of the Transactions and all other fees or expenses in connection with the preparation of the Pricing Disclosure Package, any Permitted General Solicitation and the Final Offering Memorandum and all amendments and supplements thereto, and the Transaction Documents, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (iv) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) any fees payable in connection with the rating of the Notes with the ratings agencies, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority (“FINRA”), if any, of the terms of the sale of the Notes, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement and (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations. It is understood, however, that except as provided in this Section 6 and Section 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(b)            If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 8 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) that shall have been incurred by them in connection with the proposed purchase, offering and sale of the Notes.

SECTION 7.  Indemnification.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Initial Purchaser against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted by paragraph (c) below), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication, any Permitted General Solicitation or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofAS) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to such Initial Purchaser and furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its affiliates, directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities or expenses, as incurred, to which the Company or any such affiliate, director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or is otherwise permitted by paragraph (c)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information relating to such Initial Purchaser and furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the third sentence of the sixth paragraph and the eighth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)            Notices and Procedures. Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party in writing of the commencement thereof; provided that the failure to so notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party under this Section 7 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve such indemnifying party from any liability that such indemnifying party may have to such indemnified party other than under this Section 7. In case any such action is brought against any indemnified party and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by BofAS (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            Contribution. If the indemnification provided for in this Section 7 is held to be unavailable to or otherwise insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subclauses (a) and (b) of this Section 7 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Notes distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 7, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8.  Termination of this Agreement. The Representative may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Pricing Disclosure Package or the Final Offering Memorandum, exclusive of any amendment or supplement thereto; or (v) in the judgment of the Representative there shall have occurred or exist any event or condition a type described in Section 2(l) hereof or any other loss, event or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 8 shall be without liability on the part of (i) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Section 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Section 7 hereof shall at all times be effective and shall survive such termination.

SECTION 9.  Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail or transmitted and confirmed in writing by any standard form of telecommunication to BofA Securities, Inc., 1540 Broadway, NY, NY 10036, Facsimile: Attention: High Yield Legal Department, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Michael Benjamin and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 200 Oceangate, Suite 100, Long Beach, California 90802, Facsimile: 562-499-0612, Attention: Thomas Tran, Chief Financial Officer, with a copy to Boutin Jones Inc., 555 Capitol Mall, Suite 1500, Sacramento, California 95814, Facsimile: 916-441-7597, Attention: Iain Mickle.

SECTION 10.  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates and employees of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No Subsequent Purchaser of the Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

SECTION 11.  Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by BofAS on behalf of the Initial Purchasers, and any such action taken by BofAS shall be binding upon the Initial Purchasers.

SECTION 12.  Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 13.  Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 14.  Waiver of Jury Trial. The Company hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.

SECTION 15.  Defaulting Initial Purchasers. If any of the several Initial Purchasers shall fail or refuse to purchase the Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule A hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule A, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 6 and 8 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 15. Any action taken under this Section 15 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 16.  No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 17.  Survival. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, its officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any of their partners, employees, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 18.  Miscellaneous.

(a)            Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

(b)            Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, other electronic transmission (i.e., a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method shall be effective as delivery of a manually executed counterpart thereof.

(c)            Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(d)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 19.  Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Initial Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate (each, as defined below) of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MOLINA HEALTHCARE, INC.

By:	/s/ Thomas L. Tran
Name:	Thomas L. Tran
Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BofA Securities, Inc.
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:            BofA Securities, Inc.

By:            /s/ Matthew Curtin
Name:           Matthew Curtin
Title:               Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	162,500,000
Truist Securities, Inc.	94,250,000
Barclays Capital Inc.	68,250,000
Deutsche Bank Securities Inc.	68,250,000
J.P. Morgan Securities LLC	68,250,000
MUFG Securities Americas Inc.	68,250,000
Wells Fargo Securities, LLC	68,250,000
Citizens Capital Markets, Inc.	13,000,000
Fifth Third Securities, Inc.	13,000,000
Huntington Securities, Inc.	13,000,000
U.S. Bancorp Investments, Inc.	13,000,000
Total	$650,000,000

SCHEDULE B-1

PRICING SUPPLEMENT

Supplement Dated November 2, 2020 to
Preliminary Offering Memorandum Dated November 2, 2020

$650,000,000

Molina Healthcare, Inc.
3.875% Senior Notes due 2030

This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated November 2, 2020 (the “Preliminary Offering Memorandum”). The information in this Supplement updates and supersedes any information in the Preliminary Offering Memorandum that is inconsistent or prepared based on assumptions that are inconsistent with the information below.

The notes have not been registered under the federal securities laws or the securities laws of any state. The initial purchasers named below are offering the notes only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.  See “Notice to Investors” in the Preliminary Offering Memorandum for additional information about eligible offerees and transfer restrictions. Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 15 of the Preliminary Offering Memorandum.

Unless otherwise indicated, terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.

Other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes and other information described below.

Issuer:	Molina Healthcare, Inc.

Rating:[1]	Ba3/BB-

Title of Notes:	3.875% Senior Notes due 2030

Aggregate Principal Amount:	$650,000,000

1 A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.
Schedule B-1-1

Gross Proceeds to Issuer:	$650,000,000

Final Maturity Date:	November 15, 2030

Issue Price:	100.0%, plus accrued interest, if any, from November 16, 2020

Coupon:	3.875%

Yield to Maturity:	3.875%

Interest Payment Dates:	May 15 and November 15

Record Dates:	May 1 and November 1

First Interest Payment Date:	May 15, 2021

Optional Redemption:
Prior to August 17, 2030 (90 days before maturity), the notes will be redeemable at any time or from time to time in whole or in part at our option at a redemption price described in “Description of Notes—Optional Redemption.”

On or after August 17, 2030 (90 days before maturity), the notes will be redeemable at any time in whole or from time to time in part at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Joint Book-Running Managers:	BofA Securities, Inc. Truist Securities, Inc. Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:	Citizens Capital Markets, Inc. Fifth Third Securities, Inc. Huntington Securities, Inc. U.S. Bancorp Investments, Inc

Trade Date:	November 2, 2020

Schedule B-1-2

Settlement Date:
November 17, 2020 (T+10)

The Company expects that delivery of the notes will be made against payment therefor on or about the 10th business day following the date of confirmation of orders with respect to the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the notes are delivered will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes before their delivery should consult their own advisor.

Distribution:	144A and Regulation S

CUSIP/ISIN Numbers:	144A CUSIP: 60855R AK6 144A ISIN: US60855RAK68 Regulation S CUSIP: U60868 AD5 Regulation S ISIN: USU60868AD52

The information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to persons reasonably believed to be qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication is not an offer to sell the notes and it is not a solicitation of an offer to buy the notes in any jurisdiction where the offering is prohibited, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another system.

Schedule B-1-3

SCHEDULE B-2

1. Press release of the Company dated November 2, 2020 relating to the announcement of the offering of the Notes.

2. Press release of the Company dated November 2, 2020 relating to the pricing of the offering of the Notes.

Schedule B-2

EXHIBIT A

Opinion of counsel for the Company to be delivered pursuant to Section 4 of the Purchase Agreement.

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party.

(ii)            The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(iii)            The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iv)            The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(v)            The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of Notes,” and “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(vi)            No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of the Transaction Documents by the Company to the extent a party thereto, or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Final Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

Exhibit A-1

(vii)            The execution and delivery of the Transaction Documents by the Company and the performance by the Company to the extent a party thereto of its obligations thereunder (other than performance under the indemnification sections of the Purchase Agreement, as to which no opinion need be rendered): (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (ii) will not constitute a breach of, or Default or a breach under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, that certain Credit Agreement, dated as of June 8, 2020, as amended and/or supplemented to the date hereof, by and among the Company, the other loan parties party thereto, the lenders party thereto and Truist Bank, as administrative agent, or any other existing debt instrument that has been filed by the Company with the Commission; or (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

(viii)            The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be, an “investment company” within the meaning of Investment Company Act.

(ix)            Assuming the accuracy of the representations, warranties and covenants of the Company and the Initial Purchasers contained herein, no registration of the Notes under the Securities Act, and no qualification of the indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Notes by the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum. Such counsel need express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of California or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; provided, further, that in rendering the “enforceability” opinions set forth in paragraphs (iv) through (vi) above, such counsel may assume that the outcome of the matters covered by such opinions shall be the same under the laws of the State of California as under the laws of the State of New York.

Exhibit A-2

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to their attention which would lead them to believe that the Pricing Disclosure Package, as of the Time of Sale, or that the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included in the Pricing Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto).

Exhibit A-3

EXHIBIT B

FORM OF OPINION OF JEFFREY D. BARLOW, CHIEF LEGAL OFFICER AND SECRETARY OF THE COMPANY

November [   ], 2020

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

as Representative of the several Initial Purchasers
named in Schedule A to the Purchase Agreement

Re:	Molina Healthcare, Inc. – Issuance of $650,000,000 aggregate principal amount of 3.875% Senior Notes due 2030

Ladies and Gentlemen:

I am the Chief Legal Officer and Secretary of Molina Healthcare, Inc., a Delaware corporation (the “Company”). This opinion is being delivered to you pursuant to Section 4(e) of the Purchase Agreement, dated November 2, 2020 (the “Purchase Agreement”), between the Company and BofA Securities, Inc. (“BofAS” or the “Representative”), as representative of the Initial Purchasers named therein (the “Initial Purchasers”), with respect to the Initial Purchasers’ purchase of the Notes from the Company as provided in Section 1 of the Purchase Agreement. Capitalized terms used but not defined herein shall be used herein as defined in the Purchase Agreement.

In connection with rendering the opinions set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, documents and other papers as I have deemed necessary or appropriate to examine for the purpose of this opinion.

In my examination I have assumed the genuineness of all signatures (including endorsements), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public officials.

Whenever a statement is qualified by “to my knowledge” or a similar phrase, it refers to my current actual knowledge after reasonable inquiry.

Exhibit B-1

I am admitted to the Bar in the State of California. I express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of California, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)            The Company has corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to execute and deliver the Transaction Documents to which it is a party and perform its obligations thereunder.

(iii)            The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv)            Each of the Purchase Agreement and the Indenture has been duly authorized, executed and delivered by the Company.

(v)            The Notes are in the form contemplated by the Indenture and have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture. The Notes have been duly executed and delivered by the Company.

(vi)            To my knowledge, except as described in the Pricing Disclosure Package and the Final Offering Memorandum, there are not any legal, governmental, or regulatory investigations, actions, suits, proceedings, inquiries or investigations, pending to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or under any other Transaction Document to which it is a party; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Exhibit B-2

(vii)            The information in the Pricing Disclosure Package and the Final Offering Memorandum under “Description of Other Indebtedness” and “Description of Notes,” to the extent that it constitutes matters of law, summaries of legal matters, legal proceedings or legal conclusions, and the information in the Pricing Disclosure Package and the Final Offering Memorandum (including the documents incorporated therein) under “We operate in an uncertain political and judicial environment which creates uncertainties with regard to our future prospects.”, “A reversal of the Medicaid Expansion would have a negative impact on our business.”, “Our participation in the Marketplace creates certain risks which could adversely impact our business, financial position, and results of operations.”, If state regulators do not approve payments of dividends and distributions by our subsidiaries, it may negatively affect our ability to meet our debt service and other obligations.”, “Our use and disclosure of personally identifiable information and other non-public information, including protected health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm.”, and “We are subject to extensive fraud and abuse laws that may give rise to lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.”, in each case under the caption “Risk Factors”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Health Plans—Business Overview” has been reviewed by me and is correct in all material respects.

(viii)            All descriptions in the Pricing Disclosure Package and the Final Offering Memorandum (including the documents incorporated therein) of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

(ix)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the Notes.

(x)            The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Pricing Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents to which it is a party do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

Exhibit B-3

(xi)            The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

Nothing has come to my attention that would lead me to believe that the Pricing Disclosure Package (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Offering Memorandum (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at its date and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering this opinion, I have relied as to matters of fact (but not as to legal conclusions), to the extent I have deemed proper, on certificates of responsible officers of the Company and public officials.

Very truly yours,

Jeff D. Barlow

Exhibit B-4

ANNEX I

Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”